                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                           MFIC CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                MFIC CORPORATION
                                30 OSSIPEE ROAD
                        NEWTON, MASSACHUSETTS 02464-9101
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

To Our Shareholders:

    The Annual Meeting of Shareholders of MFIC Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, June 19, 2001, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts, for the following purposes:

    1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

       The nominees the Board of Directors proposes to present for election are:
       Irwin J. Gruverman, James N. Little, Vincent B. Cortina, Edward T. Paslawski and Leo Pierre Roy.

    2. To ratify the Board of Directors' selection of the firm of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001.

    3. To transact such other business as may properly come before the meeting and any adjournments thereof.

    Only shareholders of record on the transfer books of the Company at the close of business on April 24, 2001 are entitled to notice of, and to vote at, the meeting.

    Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

    All shareholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors
                                          Irwin J. Gruverman
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer, President,
                                          Treasurer and Secretary

Newton, Massachusetts
April 27, 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

                                PROXY STATEMENT
                            MEETING OF SHAREHOLDERS
                              OF MFIC CORPORATION
                                 JUNE 19, 2001

    Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of MFIC Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, June 19, 2001, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts, and at any adjournments thereof (the "Meeting").

    Only shareholders of record as of the close of business on April 24, 2001 will be entitled to notice of and to vote at the Meeting. As of that date, 7,366,667 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding and entitled to vote at the Meeting. The shares of Common Stock are the only outstanding voting securities of the Company. Shareholders are entitled to cast one vote for each share held of record.

    All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

    Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. A proxy may be revoked at any time before it is voted at the Meeting by notifying the Secretary of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

    In addition to the election of directors, the shareholders will consider and vote upon a proposal to ratify the Board of Director's selection of the Company's independent public accountants, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR these matters if no specification is indicated.

    The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

    An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2000 is being mailed together with this proxy statement to all shareholders entitled to vote. This proxy statement and the form of proxy enclosed with this proxy statement were first mailed to shareholders on or about May 18, 2001.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

NAME AND ADDRESS OF                                        AMOUNT AND NATURE OF
BENEFICIAL OWNER                                          BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS(2)
-------------------                                       -----------------------   -------------------
Irwin J. Gruverman(3)...................................         1,914,305                 25.99%
30 Ossipee Road
Newton, Massachusetts 02464-9101

Bret A. Lewis...........................................           700,100                  9.51%
11323 Skogen Lane
Grand Haven, Michigan 49417

J.B. Jennings...........................................           700,000                  9.51%
134 Cascade Drive
Battle Creek, Michigan 49015

G.D. Searle & Co.(4)....................................           600,000                  8.16%
Box 511D
Chicago, Illinois 60680

------------------------

(1) Information with respect to beneficial ownership is based upon information furnished by such shareholder.

(2) Shares of Common Stock that a person or entity has the right to acquire within 60 days of May 1, 2001, according to EquiServe, the Company's Transfer Agent, pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table. Percentage ownership is based on 7,366,670 shares of Common Stock issued and outstanding on May 1, 2001.

(3) Consists of (i) 242,300 shares of Common Stock, (ii) 197,500 shares of Common Stock subject to currently exercisable options, (iii) 274,505 shares of Common Stock owned jointly by Mr. Gruverman and his wife, (iv) 100,000 shares of Common Stock owned by his wife. Mr. Gruverman disclaims beneficial ownership of the 100,000 shares of Common Stock owned by his wife,
    (v) 100,000 warrants granted on 9/23/99, and (vi) 1,000,000 shares of Restricted Common Stock purchased by Mr. Gruverman on February 28, 2000.

(4) Information with respect to beneficial ownership is based upon information furnished by G.D. Searle & Co. in a Form 4 filed with the Securities and Exchange Commission on January 5, 1994.

                             ELECTION OF DIRECTORS

    The directors of the Company are elected annually and hold office for the ensuing year and until their successors have been elected and qualified. The Company's By-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The Board of Directors has set the number of directors at five as of the annual meeting of shareholders.

    Shares represented by all proxies received by the Board of Directors and not marked as withholding authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees, unless one or more nominees is unable or unwilling to serve. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve as a director, but if such should be the case, proxies may be voted for the election of some other person as the Board of Directors may recommend in his place, or for fixing the number of directors at a lesser number. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the election of directors is required to elect each member of the Board of Directors. See "Voting Procedures."

    THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. GRUVERMAN, MR. LITTLE, MR. CORTINA, MR. PASLAWSKI AND MR. ROY AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS:

    The names of the Company's current directors, executive officers, directors elect and certain information about them are set forth below:

NAME                               AGE                                 TITLE
----                             --------   ------------------------------------------------------------
Irwin J. Gruverman.............     67      Chief Executive Officer, Chairman of the Board, President,
                                            Treasurer and Secretary
James N. Little................     60      Director
Vincent B. Cortina.............     63      Director
Edward T. Paslawski............     50      Director
Leo Pierre Roy.................     43      Director

    IRWIN J. GRUVERMAN has served as the Chief Executive Officer, Chairman of the Board of Directors and Secretary of the Company since its inception in 1983. Since November 21, 2000 Mr. Gruverman has served as the Company's President and Treasurer. From the Company's inception in 1983 to February 1993, Mr. Gruverman served as its President. He also currently serves as the President of G&G Diagnostics Corp., an administrative services company, and as the General Partner of G&G Diagnostics Limited Partnership II, a human medical diagnostics venture capital investment partnership, a position which he has held since 1990. See "Related Transactions." In addition, Mr. Gruverman currently serves on the Board of Directors of the following public companies: North American
Scientific, Inc.; InVitro International, Inc.; and DecisionLink, Inc.

    JAMES N. LITTLE has served as a director of the Company since
December 1995. Since August 1998, Mr. Little has served as Senior Vice President of Cetek Corporation, a service-based pharmaceutical compound screening company. Prior to that, from 1981 to August 1998, Mr. Little served as a Senior Vice President of Sales, Marketing and Business Development for Zymark Corporation, a manufacturer of scientific robotics equipment.

    VINCENT B. CORTINA has served as a director of the Company since May 1997. Since 1999, Mr. Cortina has served as Director of Operations for Advanced Instruments, Inc., a manufacturer of laboratory and clinical instruments. Prior to that he served as a self-employed business consultant. From 1990 to 1996 he served as President of Advanced Monitors, Inc., a company which develops and manufactures industrial and commercial instruments.

    EDWARD T. PASLAWSKI has served as a director of the Company since
June 2000. Mr. Paslawski is the founder and managing partner of Durham Capital, LLC, an investment-banking firm specializing in arranging and investing equity in start-ups and growth companies. The company also arranges senior debt, equipment leasing, mezzanine financing and provides merger and acquisition advisory services. He is a founder and President of Truck Pass LLC (formerly e-TruckBank.com, LLC), a development stage B2B Internet services provider to the trucking industry. He also serves as the Chairman of Coastal Ventures Limited Partnership. Mr. Paslawski has twenty-five years of commercial banking and venture capital experience in senior lending positions with major US and International Banks including National Bank of Canada, Meridian Capital Corp., First National Bank of Boston, and The Industrial Bank of Japan.

    LEO PIERRE ROY has served as a director of the Company since June 2000.
Mr. Roy has more than 20 years of experience as a senior manager and consultant. Since 1998 he has served as the President of Houqua & Company, Inc., a consulting firm specializing in strategic planning and development services. From 1997 to 1998, Mr. Roy served as President and Chief Operating Officer of Energy Answers Corporation, a designer, developer and owner of resource recovery, power, recycling and solid waste management companies. From 1992 to 1996, Mr. Roy served first as Director of Waste Policy and Planning and later as Undersecretary of the Executive Office of Environmental Affairs for the Commonwealth of Massachusetts. From 1990 to 1991, Mr. Roy was the Regional Manager of Special Projects for Waste Management, Inc. From 1985 to 1989, he was the Vice President and Chief Operating Officer of Orne Enterprises, Inc., a venture capital, environmental technology holding company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES:

    The Board of Directors of the Company held five (5) meetings and acted by unanimous written consent on six (6) occasions during the fiscal year ended December 31, 2000. The Board of Directors of the Company has a standing nominating committee comprised of all the Directors. Currently, the Compensation Committee, of which Messrs. Cortina, Little, and Gruverman are members, determines who should receive stock options under the Company's stock plans (except for the 1989 Plan, under which all grants are automatically made) and also reviews and approves employee remuneration. The Audit Committee, which currently consists of Messrs. Gruverman, Paslawski and Roy, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's independent public accountants. The Compensation Committee held one (1) meeting and the Audit Committee did not meet during the fiscal year ended December 31, 2000.The Nominating Committee met on February 13, 2001, to vote on the proposal for a slate of directors for election at the Annual Meeting to be held on June 19, 2001. Ratification by the full Board of Directors is required with respect to decisions taken by the committees. During the fiscal year ended December 31, 2000, each of the directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which each director served.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS:

    The following table sets forth for current directors and each executive officer named in the Summary Compensation Table set forth in Item 11, the positions currently held by each person with the Company and the number and percentage of outstanding shares of Common Stock beneficially owned by each person and by all current directors and executive officers as a group as of May 1, 2001.

                                                                    AMOUNT AND NATURE OF
                                       POSITIONS AND OFFICES             BENEFICIAL
                                        WITH THE COMPANY(1)           OWNERSHIP(2)(3)      PERCENT OF CLASS
                                 ---------------------------------  --------------------   ----------------
Irwin J. Gruverman.............  Chief Executive Officer, Chairman        1,914,305(4)           25.99%
                                 of the Board of Directors,
                                 President, Secretary, and
                                 Treasurer

Michael A. Lento(1)............  President and Treasurer                     12,273(10)              *

James N. Little................  Director                                    56,875(5)               *

Vincent B. Cortina.............  Director                                    41,875(6)               *

Edward T. Paslawski............  Director                                     6,250(7)               *

Leo Pierre Roy.................  Director                                     6,250(8)               *

All current directors and
executive officers as a
group (6 persons)..............  --                                       2,037,828(9)           27.50%

------------------------

(1) Each individual, except Mr. Lento, is also a nominee for Director to be elected at the Meeting. Mr. Lento's employment with the Company terminated effective November 30, 2000.

(2) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.

(3) Shares of Common Stock that a person has the right to acquire within 60 days of May 1, 2001, pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Percentage ownership is based on 7,366,670 shares of Common Stock issued and outstanding on May 1, 2001.

(4) Consists of (i) 242,3000 shares of Common Stock, (ii) 197,500 shares of Common Stock subject to currently exercisable options, (iii) 274,505 shares of Common Stock owned jointly by Mr. Gruverman and his wife, (iv) 100,000 shares of Common Stock owned by his wife, (v) 100,000 Common Stock purchase warrants, and 1,000,000 shares of restricted Common Stock. Mr. Gruverman disclaims beneficial ownership of the 100,000 shares of Common Stock owned by his wife.

(5) Consists of 56,875 shares of Common Stock subject to currently exercisable options.

(6) Consists of 41,875 shares of Common Stock subject to currently exercisable options.

(7) Consists of 6,250 shares of Common Stock subject to currently exercisable options.

(8) Consists of 6250 shares of Common Stock subject to currently exercisable options.

(9) Includes 353,550 shares of Common Stock subject to currently exercisable options. See footnotes 4 through 8 above.

(10) Consists of 12,273 shares of Common Stock.

                             EXECUTIVE COMPENSATION

                                                            ANNUAL                     LONG-TERM
                                                         COMPENSATION                COMPENSATION
                                                      -------------------   -------------------------------
                                                                             SECURITIES
                                                                             UNDERLYING
                                                                                STOCK          ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR      SALARY     BONUS     OPTIONS(#)(2)   COMPENSATION(1)
---------------------------                --------   --------   --------   -------------   ---------------
Irwin J. Gruverman.......................    2000     $ 95,000         0        40,000
  Chief Executive Officer, Chairman of       1999     $ 75,000         0
  the Board of Directors, President,         1998     $ 95,000         0       200,000            $800
  Treasurer and Secretary
Michael A. Lento(3)......................    2000     $133,330                  90,000
  President and Treasurer                    1999     $117,066         0
                                             1998     $129,942    $5,000       346,000            $800

------------------------

(1) Consists of the Company's matching contributions made under its 401(k) plan on behalf of each Named Executive Officer.

(2) Except for options to purchase 50,000 shares of Common Stock granted to Mr. Lento in 1998 and 90,000 and 40,000 shares granted to Mr. Lento and Mr. Gruverman in 2000 respectively, the options to purchase shares of Common Stock granted to Messrs. Gruverman and Lento in the fiscal year ended December 31, 1998 were granted to replace existing options as a result of the repricing described below.

(3) Mr. Lento's employment with the Company terminated effective November 30, 2000.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES:

    The following table summarizes for each of the Named Executive Officers unexercised options held at December 31, 2000. None of the Named Executive Officers held any stock appreciation rights or exercised any stock options or stock appreciation rights during 2000.The value of unexercised in-the-money options at the fiscal year end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 2000 the last business day of the fiscal year. The closing price of the Company's Common Stock in the NASDAQ Stock Market on such date was $0.6875.

DECEMBER 31, 2000 OPTION VALUES:

                                                    NUMBER OF SECURITIES
                                                         UNDERLYING               VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                                     AT FISCAL YEAR END            FISCAL YEAR END(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Irwin J. Gruverman.............................    187,500         52,500         $3,600        $10,800

Michael A. Lento...............................    321,000        115,000         $6,975        $20,925

------------------------

(1) Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of sale of any shares acquired upon exercise of the option. The Named Executive Officers held options, exercisable or unexercisable, at exercisable prices above the fair market value of the Common Stock on December 31, 2000 as reported by the NASDAQ Stock Market.

OPTION REPRICING:

    In October 1998, the Board of Directors and the Compensation Committee voted to reprice substantially all of the outstanding stock options of the Company to provide that the exercise price of such options would be the fair market value of the Common Stock on October 5, 1998, or $1.125. The Company repriced the options by amending them or cancelling them and granting new replacement options. The repriced options also contain a vesting schedule different than the options that they replaced. All options granted on or before October 6, 1996 were replaced with options that vest in three equal installments on October 6, 1998, October 6, 1999 and October 6, 2000. All options that were granted after October 6, 1996, were replaced with options that vest in four equal installments on October 6, 1998, October 6, 1999 and October 6, 2000 and October 6, 2001. The Board of Directors and the Compensation Committee repriced the options to serve as further incentive to the executive officers of the Company, as well as to numerous other employees. See "Option Grants in Last Fiscal Year."

COMPENSATION OF DIRECTORS:

    Commencing on January 1, 2000, Directors, with the exception of Mr. Gruverman, received $8,000 annually, payable in equal quarterly installments, for all meetings of the Board of Directors and any committee thereof for which they attended and are reimbursed for reasonable expenses incurred in attending such meetings. Mr. Little holds options to purchase 70,000 shares of Common Stock at an average exercise price of $1.46 per share.
Mr. Cortina holds options to purchase 55,000 shares of Common Stock at an average exercise price of $1.51 per share. Mr. Paslawski holds options to purchase 32,500 shares of Common Stock at an exercise price of $0.93 per share. Mr. Roy holds options to purchase 32,500 shares of Common Stock at an exercise price of $0.93 per share. Messrs. Little, Cortina, Paslawski and Roy were granted the foregoing options pursuant to the 1989 Non-Employee Director Stock Option Plan (the "1989 Plan"), which automatically grants to each non-employee director of the Company who holds office at the beginning of each fiscal year an option to purchase 7,500 shares of the Company's Common Stock. Upon any non-employee director's first appointment to the Board of Directors, that director receives an automatic grant of an option to purchase 25,000 shares of the Company's Common Stock. Options granted pursuant to the 1989 Plan vest in four equal installments commencing six months from the date of grant and thereafter on the next three anniversaries of the date of grant.

EMPLOYMENT AGREEMENTS:

    The Company entered into a letter agreement dated December 31, 2000 with Irwin J. Gruverman, the Company's Chief Executive Officer, Chairman of the Board, President, Treasurer and Secretary, pursuant to which Mr. Gruverman's compensation for the 2001 fiscal year was established at $95,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and G&G Diagnostics Corp. ("G&G"), a corporation of which
Mr. Gruverman is the President, sole employee and sole stockholder, have entered into an agreement (the "Letter Agreement") whereby G&G leases space from, and makes payments to, the Company for rent and direct expenses based on quarterly invoices provided by the Company. The total amount paid to the Company by G&G for rent and reimbursement of expenses in 2000 was approximately $75,780, of which $49,680 was for services provided to G&G by an employee of the Company.

    During 2000, the Company leased its two facilities in South Haven, Michigan from B2 Enterprises, Inc. and JLJ Properties, Inc. Both of these entities are owned and controlled by Messrs. J.B. Jennings and Bret A. Lewis. A disputed lease between the Company and JLJ Properties for property located in South Haven, Michigan, which was the subject of a suit to terminate filed by the

Company, was voluntarily dismissed in return for the payment by the Company of a total of $58,000. The initial payment in the amount of $30,000 was paid on January 19, 2000 upon execution of the Settlement Agreement and the balance on February 28, 2000. Therefore, in 2000, the Company paid these entities approximately $157,112 in rent.

    On August 14, 1998, the Company purchased substantially all of the assets and assumed certain liabilities of Epworth Manufacturing Company ("Epworth") and Morehouse-COWLES, Inc. ("Morehouse") pursuant to an Asset Purchase Agreement dated as of June 19, 1998 by and among the Company, Epworth and Morehouse. Messrs. Jennings and Lewis ("Sellers") are the sole stockholders of both Epworth and Morehouse. The purchased assets included cash and cash equivalents, accounts and notes receivables, inventories, machinery and equipment, intellectual property rights, furniture and fixtures and leasehold interests and improvements. In accordance with the Asset Purchase Agreement, the Company paid or delivered to Sellers (i) $5,508,480 in cash, (ii) two subordinated promissory notes in the aggregate principal amount of $800,000, and (iii) 900,000 shares of the Company's Common Stock, subject to the restrictions set forth in a Stockholders Agreement among the Company and Sellers dated August 14, 1998. As of December 31, 1999, the Company owed the Sellers $775,000. The amount of consideration paid by the Company for the assets was determined by the Company's Board of Directors based, in part, upon a fairness opinion provided to the Board of Directors by its financial advisor.

    On December 20, 1999 the Company signed an agreement in principle (the "Agreement In Principle") with the Sellers. The Agreement In Principle set forth understandings among the parties concerning restructuring of the Company's subordinated debt and resolution of various disputes. On January 17, 2000 a definitive settlement agreement incorporating these subject matters was executed between the parties (the "Settlement Agreement"). Pursuant to this Settlement Agreement Sellers' subordinated loans totaling $775,000 would be restructured upon the closing of a new senior loan facility. Such restructuring included all outstanding and unpaid interest and setoffs to such notes provided for under the terms of the August 14, 1998 Asset Purchase Agreement. At such closing $500,000 of this debt would be converted to 500,000 shares of Common Stock. The Company retained the right to repurchase such shares for a 3 year period at a per share price of $1.75. The remaining $300,000 would be structured as a new subordinated promissory note with annual interest at 10%, with interest only being paid in the first year, and the principal together with interest then being amortized over 4 years starting in the second year. A disputed lease between the Company and one of the Seller's entities for property located in South Haven, Michigan, which was the subject of a suit to terminate filed by the Company, was voluntarily dismissed in return for the payment by the Company of a total of $58,000. The initial payment in the amount of $30,000 was paid on January 19, 2000 upon execution of the Settlement Agreement and the balance on February 28, 2000. Also on the latter date, the 500,000 shares of restricted Common Stock were issued to the Sellers as required by the Settlement Agreement in connection with the closing by the Company of a new senior credit facility as described below. The Company dismissed with prejudice by joint stipulation its lawsuit to terminate the lease. The Company and the Sellers executed a mutual release of liability related to the August 14, 1998 Asset Purchase Agreement.

    On February 28, 2000 the Company entered into a revolving credit and term loan agreement with National Bank of Canada (the "Lender") providing the Company with a $4,475,000 three-year revolving credit and term loan facility (the "Credit Facility"). As one of the Lender's conditions precedent to the closing of the Credit Facility, the Company's Chairman, Irwin Gruverman, at the closing of the Credit Facility, purchased an aggregate sum of 1,000,000 shares of restricted common stock of the Company for $250,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such forms received by the Company and on written representations from certain Reporting Persons, the Company believes that during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met.

              RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2001. The Board of Directors proposes that the shareholders approve this selection, although such ratification is not required under Delaware law or the Company's Certification of Incorporation, or Articles of Organization By-Laws. The Directors have decided that an affirmative vote of a majority of the shares, in person or represented by proxy, and entitled to vote at the Meeting be required to ratify such selection. It is expected that a member of the firm of Deloitte & Touche LLP will be present at the Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    In the event that ratification of the Board of Directors' selection of Deloitte & Touche LLP is not obtained at the Meeting, the Board of Directors will reconsider their selection.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A SHAREHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

     RECAP OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT FEES FOR FISCAL 2000

    The Company incurred audit fees totaling $105,000 and $52,000 in other fees in connection with all services provided by their independent certified public accountants, Deloitte & Touche LLP, in fiscal 2000.

                               VOTING PROCEDURES

    The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

    For all matters being submitted to stockholders at this Meeting, the affirmative vote of a majority of shares present, in person or represented by proxy, and entitled to vote on that matter is required for approval. Shares voted to abstain, since they are not affirmative votes for the matter, will have the same effect as votes against the matter, while broker "non-votes", since they are not entitled to vote for the matter, have no effect on the vote.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                             SHAREHOLDER PROPOSALS

    Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1933, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the annual meeting in the year 2001, a shareholder proposal must have been received by the Company no later than January 27, 2002 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the annual meeting of shareholders in the year 2002, although not included in the proxy statement, a stockholder proposal must comply with the requirements of the Company's by-laws and be received by the Company no later than April 12, 2002. Shareholder proposals should be delivered in writing to Irwin J. Gruverman, Secretary, MFIC Corporation, 30 Ossipee Road, Newton, Massachusetts 02464-9101.

                           ANNUAL REPORT ON FORM 10-K

    THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, MFIC CORPORATION, 30 OSSIPEE ROAD, NEWTON, MASSACHUSETTS 02464-9101.

                           EXPENSES AND SOLICITATION

    The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some shareholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses.

                                MFIC CORPORATION

THIS PROXY IS BEING SOLICITED BY MFIC's BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 18, 2001, in connection with the Meeting to be held at 10:00 a.m. on Tuesday, June 19, 2001, at the offices of the Company located at 30 Ossipee Road, Newton, MA, 02464-9101 and hereby appoints Dennis Riordan, Controller of the Company and Jack M. Swig, General Counsel of the Company, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MFIC Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE)

NOMINEES: IRWIN J. GRUVERMAN JAMES N. LITTLE VINCENT B. CORTINA EDWARD T. PASLAWSKI LEO PIERRE ROY

SEE REVERSE SIDE FOR OTHER PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                    (SEE REVERSE SIDE)
                                                    ------------------


                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

The Board of Directors recommends a vote FOR election of the proposed Board of Directors and ratification of the Board of Directors' selection of independent public accountants.

1.       ELECTION OF DIRECTORS (SEE REVERSE).  FOR [_] WITHHELD [_]

              -----------------------------------------------------

                     For all nominees except as noted above.

2. Proposal to Ratify the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

[_]   FOR                      [_]   AGAINST                     [_]   ABSTAIN

                                  Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  Signature:____________________ Date___________

                                  Signature:____________________ Date___________